Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

JARDEN CORPORATION

(Exact name of obligor as specified in its charter) 1

Delaware	35-1828377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alltrista Plastics LLC

(Exact name of obligor as specified in its charter)

Indiana	35-2000584
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

American Household, Inc.

(Exact name of obligor as specified in its charter)

Delaware	25-1638266
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Australian Coleman, Inc.

(Exact name of obligor as specified in its charter)

Kansas	48-0898070
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Bicycle Holding, Inc.

(Exact name of obligor as specified in its charter)

Delaware	31-1421129
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

BRK Brands, Inc.

(Exact name of obligor as specified in its charter)

Delaware	04-3157073
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CC Outlet, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3966497
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Coleman International Holdings, LLC

(Exact name of obligor as specified in its charter)

Delaware	13-3639257
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Coleman Worldwide Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-3704484
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

First Alert, Inc.

(Exact name of obligor as specified in its charter)

Delaware	04-3157075
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hearthmark, LLC

(Exact name of obligor as specified in its charter)

Delaware	35-2000585
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Holmes Motor Corporation

(Exact name of obligor as specified in its charter)

Delaware	04-3438010
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Jarden Acquisition I, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0893342
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Jarden Zinc Products, LLC

(Exact name of obligor as specified in its charter)

Indiana	35-2000583
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

JT Sports LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0595206
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

K-2 Corporation

(Exact name of obligor as specified in its charter)

Indiana	35-1175329
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

K2 Inc.

(Exact name of obligor as specified in its charter)

Delaware	95-2077125
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Kansas Acquisition Corp.

(Exact name of obligor as specified in its charter)

Delaware	13-3738068
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

L.A. Services, Inc.

(Exact name of obligor as specified in its charter)

Delaware	65-0973486
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Laser Acquisition Corp.

(Exact name of obligor as specified in its charter)

Delaware	65-0826385
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Lehigh Consumer Products LLC

(Exact name of obligor as specified in its charter)

Delaware	23-2936885
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Loew-Cornell, LLC

(Exact name of obligor as specified in its charter)

Delaware	22-2013755
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Marker Volkl USA, Inc.

(Exact name of obligor as specified in its charter)

New Hampshire	02-0465241
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Marmot Mountain, LLC

(Exact name of obligor as specified in its charter)

Delaware	73-1706851
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Miken Sports, LLC

(Exact name of obligor as specified in its charter)

Delaware	04-3798778
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Nippon Coleman, Inc.

(Exact name of obligor as specified in its charter)

Kansas	48-0898069
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Outdoor Technologies Corporation

(Exact name of obligor as specified in its charter)

Iowa	42-1204277
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Penn Fishing Tackle Mfg. Co.

(Exact name of obligor as specified in its charter)

Pennsylvania	23-1333002
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Pure Fishing, Inc.

(Exact name of obligor as specified in its charter)

Iowa	42-0784220
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Quoin, LLC

(Exact name of obligor as specified in its charter)

Delaware	88-0374612
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Rawlings Sporting Goods Company, Inc.

(Exact name of obligor as specified in its charter)

Delaware	43-1674348
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sea Striker, LLC

(Exact name of obligor as specified in its charter)

Delaware	26-4463603
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Shakespeare Company, LLC

(Exact name of obligor as specified in its charter)

Delaware	38-1022940
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Shakespeare Conductive Fibers, LLC

(Exact name of obligor as specified in its charter)

Delaware	38-1022940
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

SI II, Inc.

(Exact name of obligor as specified in its charter)

Florida	65-0717251
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sitca Corporation

(Exact name of obligor as specified in its charter)

Washington	91-0978656
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sunbeam Americas Holdings, LLC

(Exact name of obligor as specified in its charter)

Delaware	25-1638268
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sunbeam Products, Inc.

(Exact name of obligor as specified in its charter)

Delaware	25-1406546
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

The Coleman Company, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3639257
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

The United States Playing Card Company

(Exact name of obligor as specified in its charter)

Delaware	31-1421130
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

USPC Holding, Inc.

(Exact name of obligor as specified in its charter)

Delaware	31-1421131
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

555 Theodore Fremd Avenue

Rye, NY 10580

(Address of principal executive offices)

Senior Subordinated Debt Securities

Guarantees of Senior Subordinated Debt Securities

Senior Debt Securities

Guarantees of Senior Debt Securities

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 7th day of January 2010.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed

Martin G. Reed

Vice President

EXHIBIT 6

January 7, 2010

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed

Martin G. Reed

Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$10,576
Interest-bearing balances	3,224
Securities:
Held-to-maturity securities	0
Available-for-sale securities	83,255
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	31,571
Securities purchased under agreements to resell	1,574
Loans and lease financing receivables:
Loans and leases held for sale	24,141
Loans and leases, net of unearned income	336,946
LESS: Allowance for loan and lease losses	10,037
Loans and leases, net of unearned income and allowance	326,909
Trading Assets	9,540
Premises and fixed assets (including capitalized leases)	4,211
Other real estate owned	1,413
Investments in unconsolidated subsidiaries and associated companies	437
Direct and indirect investments in real estate ventures	50
Intangible assets
Goodwill	11,407
Other intangible assets	15,136
Other assets	24,246

Total assets	$547,690

LIABILITIES
Deposits:
In domestic offices	$381,571
Noninterest-bearing	79,823
Interest-bearing	301,748
In foreign offices, Edge and Agreement subsidiaries, and IBFs	57,166
Noninterest-bearing	1,361
Interest-bearing	55,805
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,708
Securities sold under agreements to repurchase	4,401

Dollar Amounts In Millions
Trading liabilities	8,869
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	7,405
Subordinated notes and debentures	12,392
Other liabilities	21,101

Total liabilities	$496,613

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	30,685
Retained earnings	18,971
Accumulated other comprehensive income	725
Other equity capital components	0

Total bank equity capital	50,901
Noncontrolling (minority) interests in consolidated subsidiaries	176

Total equity capital	51,077

Total liabilities, and equity capital	$547,690

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin